UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 31, 2017

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 S. Church Street, Suite 400 Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2017, the Board of Directors (the “Board”) of JELD-WEN Holding, Inc. (the “Company”) voted to increase the size of the Board from eleven to twelve members and elected Suzanne Stefany, to fill the newly created vacancy. Ms. Stefany will serve as a Class III director with a term expiring at the annual meeting of stockholders to be held in 2020, and as a member of the Board’s Audit Committee and Compensation Committee.

Ms. Stefany will receive compensation for her services as a director in accordance our non-employee director compensation policy, which provides for annual cash compensation of $90,000 and annual equity compensation of $110,000, prorated where applicable for a partial year of service. On October 31, 2017, Ms. Stefany received restricted stock units with an aggregate value of $44,000 pursuant to the policy. Ms. Stefany also entered into our standard indemnification agreement with the Company.

Ms. Stefany, age 53, has served as served as Partner for the Strategic Advisory Group at PJT Partners, a global advisory-focused investment bank, since August 2017. From 2005 until August of 2017, Ms. Stefany held the roles of Managing Director and Global Industry Analyst at Wellington Management Company where she was responsible for investing portfolios and recommending stocks for a variety of global industries. Ms. Stefany also currently serves as the Executive Board Chair and Chief Volunteer Officer for the South Shore YMCA. She holds bachelor’s degrees in economics and Spanish from Tufts University and earned a master’s degree in finance from Massachusetts Institute of Technology Sloan School of Management where she was awarded the Martin Trust Fellowship through the recommendation of peers and faculty.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by JELD-WEN Holding, Inc. dated November 1, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2017		JELD-WEN HOLDING, INC.

	By:	/s/ Laura W. Doerre
Laura W. Doerre
Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by JELD-WEN Holding, Inc. dated October 31, 2017